CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (File Nos. 333-_______ and 811-10035) of our report dated March 29, 2012, relating to the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and subsidiaries, which appears in such Registration Statement.  We also consent to the use in this Registration Statement on
Form N-4 (File Nos. 333-_______ and 811-10035) of our report dated May 3, 2012, relating to the financial statements of the Titanium Annuity Variable Account, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
June 29, 2012